Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this form S-8 Registration Statement under the Securities Act of 1933 of EFH Group, Inc. (formerly Twentyfour /seven Ventures, Inc.) (the “Company”) dated March 13, 2015, of our report dated April 2, 2014, related to the Company’s financial statements appearing in the Form 10-K for the year ended December 31, 2013 and for the year then ended.

Sincerely,

Cutler & Co., LLC

Wheat Ridge, formerly Arvada, Colorado

March 13, 2015

9605 West 49th Ave. Suite 200 Wheat Ridge, Colorado 80033   ~   Phone 303-968-3281   ~   Fax 303-463-5416   www.cutlercpas.com